                                                                    EXHIBIT 3.47


                                                FILING FEE:  $125.00   K.K.
                                                       RECEIPT #C    34138
                                                     PRENTICE-HALL CORP.
                                                  502 EAST JOHN STREET, #E
                                                 CARSON CITY, NEVADA 89701



                           ARTICLES OF INCORPORATION
                           -------------------------

                                      OF

                       CONRAD (NEW ZEALAND) CORPORATION

                                   __________

     I, the person hereinafter named as incorporator, for the purpose of associating to establish a corporation, under the provisions and subject to the requirements of Title 7, Chapter 78 of Nevada Revised Statutes, and the acts amendatory thereof, and hereinafter sometimes referred to as the General Corporation Law of the State of Nevada, do hereby adopt and make the following Articles of Incorporation:

     FIRST:  The name of the corporation (hereinafter called the corporation) is
     -----
CONRAD (NEW ZEALAND) CORPORATION.

     SECOND:  The name of the corporation's resident agent in the State of
     ------
Nevada is The Prentice-Hall Corporation System, Nevada, Inc., and the street address of the said resident agent where process may be served on the corporation is 502 East John Street, Carson City, NV 89706.

     THIRD:  The number of shares the corporation is authorized to issue is
     -----
$25,000 dollars, consisting of 25,000 shares of a par value of ($1.00) one dollar each. All of said shares are of one class and are designated as Common Stock.

     No holder of any of the shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities, or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations, and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     FOURTH:  The governing board of the corporation shall be styled as a "Board
     ------
of Directors," and any member of said Board shall be styled as a "Director."

     The number of members constituting the first Board of Directors of the corporation is Five; and the name and the post office box or street address, either residence or business, of each of said members are as follows:

     NAME                        ADDRESS
     ----                        -------

     Barron Hilton               9336 Civic Center Drive
                                 Beverly Hills, CA  90209

     Gregory R. Dillon           9336 Civic Center Drive
                                 Beverly Hills, CA  90209

     Eric M. Hilton              9336 Civic Center Drive
                                 Beverly Hills, CA  90209

     William C. Lebo, Jr.        9336 Civic Center Drive
                                 Beverly Hills, CA  90209

     Maurice J. Scanlon          9336 Civic Center Drive
                                 Beverly Hills, CA  90209

     The number of directors of the corporation may be increased or decreased in the manner provided in the Bylaws of the corporation; provided, that the number of directors shall never be less than one. In the interim between election of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

     FIFTH:   The name and the post office box or street address, either
     -----
residence or business, of the incorporator signing these Articles of Incorporation is as follows:

     NAME                        ADDRESS
     ----                        -------

     K. S. Mays                  5670 Wilshire Blvd., Ste. 750
                                 Los Angeles, CA  90035

     SIXTH:  The corporation shall have perpetual existence.
     -----

     SEVENTH:  The personal liability of the directors of the corporation is
     -------
hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented.

     EIGHTH:  The corporation shall, to the fullest extent permitted by the
     ------
General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     NINTH:   The corporation may engage in any lawful activity.
     -----

     TENTH:   The corporation reserves the right to amend, alter, change, or
     -----
repeal any provision contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, I do hereby execute these Articles of Incorporation on January 17, 1991.

                                  /s/ K.S. Mays
                                --------------------
                                K. S. Mays, Incorporator

STATE OF CALIFORNIA    )
                       )   SS.:
COUNTY OF LOS ANGELES  )

     On this 17th day of January, 1992, personally appeared before me, a Notary Public in and for the State and County aforesaid, K. S. Mays, known to me to be the person described in and who executed the foregoing Articles of Incorporation, and who acknowledged to me that she executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     WITNESS my hand and official seal, the day and year first above written.


                                /s/ Jillaine E. Costelloe
                               ---------------------------------
                                                Notary Public

(Notarial Seal)

                          CERTIFICATE OF AMENDMENT OF
                           ARTICLES OF INCORPORATION

                                      OF

                       CONRAD (NEW ZEALAND) CORPORATION


          Pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78, the undersigned officers do hereby certify:

FIRST:    The name of the Corporation is CONRAD (NEW ZEALAND)
CORPORATION.

SECOND:   The Board of Directors of the Corporation duly adopted the following resolutions on December 21, 1995

            WHEREAS, this Board of Directors deems it advisable and desirable to change the Corporation's name to SWITZERLAND COUNTY DEVELOPMENT
            CORP.: and

            WHEREAS, the sole shareholder of the Corporation has approved such proposed corporate name change by executing an Action Taken By Written Consent of the Sole Shareholder dated December 21, 1995.

            THEREFORE, IT IS RESOLVED that Article First of the Corporation's Articles of Incorporation be amended to read as follows:

               "FIRST: The name of the corporation (hereinafter called "the corporation") is SWITZERLAND COUNTY DEVELOPMENT CORP.

            RESOLVED FURTHER, that the Corporation's President, or one of the Vice Presidents, and its Secretary, or one of its Assistant Secretaries, are hereby authorized to execute a certificate setting forth the said Amendment and to cause the same to be filed pursuant to the provisions of Nevada Revised Statutes, Title 7, Chapter 78.

THIRD: The total number of outstanding shares of the Corporation having voting power is 100 shares, and the total number of votes entitled to be cast by the sole shareholder is 100.

FOURTH:   The sole shareholder of all the aforesaid total number of outstanding shares having voting power, to wit, 100 shares, dispensed with the holding of a meeting of stockholders and adopted the amendments herein certified by a consent in writing signed by the sole shareholder in accordance with the provisions of Nevada Revised Statutes, Title 7, Section 78.320.


Signed on December 21, 1995.


                               CONRAD (NEW ZEALAND) CORPORATION


                              By: /s/ Steve Krithis
                                 -----------------------
                                  Vice President


                                  /s/ Cheryl L. Marsh
                              ------------------------
                                Secretary

STATE OF CALIFORNIA    )

                       )

COUNTY OF LOS ANGELES  )


      On December 21, 1995 before me, David Marote, Notary Public, personally appeared STEVE KRITHIS and CHERYL L. MARSH, personally known to me to be the persons whose names are subscribed to the within instrument, and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the entity upon behalf of which the persons acted, executed this instrument.

      WITNESS my hand and official seal.


                                    /s/ David Marote
                                   ----------------------
                                   David Marote, Notary Public